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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 15, 2003


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                         GULFTERRA ENERGY PARTNERS, L.P.
             (Exact Name of Registrant as Specified in Its Charter)


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
              DELAWARE                               1-11680                              76-0396023
  (State or Other Jurisdiction of           (Commission File Number)         (I.R.S. Employer Identification No.)
   Incorporation or Organization)


                   4 GREENWAY PLAZA
                    HOUSTON, TEXAS                                                             77046
       (Address of Principal Executive Offices)                                             (Zip Code)
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       Registrant's telephone number, including area code: (832) 676-4853


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ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On December 15, 2003, GulfTerra Energy Partners, L.P. (the "Partnership") and certain of its affiliates, El Paso Corporation ("El Paso") and certain of its affiliates, and Enterprise Products Partners L.P. ("Enterprise") and certain of its affiliates entered into a series of definitive agreements pursuant to which the Partnership and Enterprise will merge.

         Pursuant to a Parent Company Agreement among Enterprise, Enterprise Products GP, LLC, Enterprise's general partner ("Enterprise GP"), Enterprise Products GTM, LLC ("Enterprise GTM"), and El Paso and certain of its affiliates, Enterprise GTM acquired for $425 million in cash a 50% membership interest in GulfTerra Energy Company, L.L.C., the Partnership's general partner (the "General Partner"). As a result of this transaction, the General Partner is now 50% owned by a subsidiary of El Paso and 50% owned by Enterprise GTM, an indirect wholly-owned subsidiary of Enterprise. Under the General Partner's limited liability company agreement, an affiliate of El Paso will serve as the managing member of the General Partner, and Enterprise GTM's rights will be limited to protective consent rights on certain transactions affecting the Partnership or the General Partner.

         The Parent Company Agreement also provides that, immediately prior to the merger, El Paso will contribute its remaining 50% membership interest in the General Partner to Enterprise GP in exchange for a 50% membership interest in Enterprise GP. Affiliates of privately-owned Enterprise Products Company will continue to own the other 50% membership interest in Enterprise GP. Enterprise GP will then contribute the 50% membership interest in the General Partner to Enterprise for no consideration. In addition, immediately prior to the merger, Enterprise will purchase approximately 13.8 million Partnership limited partnership units from subsidiaries of El Paso for $500 million in cash, consisting of all of their Partnership Series C Units and approximately 2.9 million Partnership common units.

         Pursuant to a Merger Agreement, a subsidiary of Enterprise will merge with and into the Partnership, with the Partnership surviving the merger. As a result of the merger, the Partnership will be a wholly-owned subsidiary of Enterprise. Pursuant to the Merger Agreement, holders of the Partnership's common units (other than Enterprise) will receive 1.81 Enterprise common units representing limited partnership interests in Enterprise in exchange for each Partnership common unit owned.

         The completion of the merger is subject to the approval of both the common unitholders and Series C unitholders of the Partnership, voting as separate classes, and the unitholders of Enterprise, along with customary regulatory approvals, including under the Hart-Scott-Rodino Antitrust Improvements Act. Completion of the merger is expected to occur during the second half of 2004.

         Pursuant to a Purchase and Sale Agreement, concurrent with the closing of the merger, a subsidiary of Enterprise expects to purchase from affiliates of El Paso two subsidiaries of El Paso that own, among other assets, nine natural gas processing plants located in South Texas for a purchase price of $150 million in cash.



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         The Merger Agreement and the December 15, 2003 joint press release announcing the signing of such agreement is hereby filed as Exhibits 2.1 and 99.1, respectively, to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits.

         2.1 Merger Agreement, dated as of December 15, 2003, by and among GulfTerra Energy Partners, L.P., GulfTerra Energy Company, L.L.C., Enterprise Products Partners L.P., Enterprise Products GP, LLC, and Enterprise Products Management LLC.

         99.1     Joint press release dated December 15, 2003.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GULFTERRA ENERGY PARTNERS L.P.
                                  (Registrant)

                                  By: /s/ D. Mark Leland
                                      ------------------------------------------
                                      Senior Vice President and Chief Operating
                                      Officer

Date: December 15, 2003




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                                  EXHIBIT INDEX


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
EXHIBIT
NUMBER            DESCRIPTION
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
2.1               Merger Agreement, dated as of December 15, 2003, by and among
                  GulfTerra Energy Partners, L.P., GulfTerra Energy Company,
                  L.L.C., Enterprise Products Partners L.P., Enterprise Products
                  GP, LLC, and Enterprise Products Management LLC.

99.1              Joint press release dated December 15, 2003.
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